UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On January 9, 2006, we entered into an employment agreement (the “Employment Agreement”) with David A. Schwarzbach as our new Vice President, Business Development. Under the Employment Agreement, Mr. Schwarzbach will receive an annual salary of $225,000 and a bonus for 2006 of $75,000, which will be prorated based on the number of months that he is employed with us as of September 30, 2006. The Employment Agreement provides that Mr. Schwarzbach’s employment is on an at-will basis.

     On January 9, 2006, we also entered into a Stock Option Agreement with Mr. Schwarzbach, pursuant to which we granted to Mr. Schwarzbach options to purchase up to 200,000 shares of our common stock at an exercise price of $30.71, which was the closing price of our common stock on January 9, 2006. The options vest in five equal annual installments beginning on January 9, 2007 and expire on January 9, 2016.

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits

	99.1	Press Release, dated January 11, 2006, announcing the appointment of David A. Schwarzbach as Vice President, Business Development.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: January 11, 2006	By: /s/ Dr. Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated January 11, 2006, announcing the appointment of David A. Schwarzbach as Vice President, Business Development.